UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2005

QUIDEL CORPORATION

(Exact name of Registrant as specified in its Charter)

Delaware	0-10961	94-2573850
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

10165 McKellar Court
San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:                    (858) 552-1100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02               Results of Operations and Financial Condition.

On October 26, 2005, Quidel Corporation (the “Company”) issued a press release announcing the financial results for its third quarter and nine months ended September 30, 2005 and will hold an earnings conference call at 2:00 p.m., Pacific Time, on October 26, 2005 to discuss such results.  A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K.

The information in this current report on Form 8-K, including the exhibit attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section.  The information in this current report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item  5.02                                       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

                On October 26, 2005, the Company also announced that Thomas A. Glaze and Faye Wattleton plan to retire from the Company’s board of directors, effective at the Company’s 2006 annual meeting of stockholders.  At the time of providing notice of their intent to retire from the Company’s board of directors, Mr. Glaze and Ms. Wattleton each confirmed that their retirement was not the result of any disagreement with the Company as to the Company’s operations, policies or practices.

Item 9.01               Financial Statements and Exhibits.

(d)                                  Exhibits.

The following exhibit is furnished with this current report on Form 8-K:

Exhibit Number	Description of Exhibit

99.1

Press release, dated October 26, 2005, reporting Quidel Corporation’s financial results for its third quarter and nine months ended September 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2005
QUIDEL CORPORATION

	By:	/s/ Paul E. Landers
	Name:	Paul E. Landers
	Its:	Senior Vice President, Chief Financial Officer
and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1

Press release, dated October 26, 2005, reporting Quidel Corporation’s financial results for its third quarter and nine months ended September 30, 2005.